Exhibit 10.1

EXECUTION ORIGINAL

PREFERRED STOCK PURCHASE AGREEMENT

BETWEEN

COMPUTER SOFTWARE INNOVATIONS, INC.,

a Delaware corporation formerly known as VerticalBuyer, Inc.

AND

BARRON PARTNERS LP

DATED

February 10, 2005

PREFERRED STOCK PURCHASE AGREEMENT

This PREFERRED STOCK PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of the 10th day of February, 2005 between COMPUTER SOFTWARE INNOVATIONS, INC., a corporation organized and existing under the laws of the State of Delaware and formerly known as VerticalBuyer, Inc. (the “Company”), and BARRON PARTNERS LP, a Delaware limited partnership (the “Investor”).

PRELIMINARY STATEMENT:

WHEREAS, the Investor wishes to purchase from the Company, upon the terms and subject to the conditions of this Agreement, Seven Million Two Hundred Seventeen Thousand Seven Hundred Thirty-six (7,217,736) shares of preferred stock of the Company, with such preferred stock being as described in the Certificate of Designation, Rights and Preferences (the “Certificate of Designation”) in substantially the form attached hereto as Exhibit A (the “Preferred Stock”) for the Purchase Price set forth in Section 1.3.23 hereof. Subject to the limitations set forth herein and in the Certificate of Designation, the Preferred Stock shall be convertible into shares of common stock of the Company at any time at a conversion price of Zero and 6986/10,000 Dollars ($0.6986) per share (the “Conversion Value”). In addition, the Company will issue to the Investor two Common Stock Purchase Warrants (the “Warrants”) to purchase up to an additional Seven Million Two Hundred Seventeen Thousand Seven Hundred Thirty-six (7,217,736) shares of common stock of the Company at exercise prices as stated in the Warrants; and

WHEREAS, the parties intend to memorialize the purchase and sale of such Preferred Stock and the Warrants.

NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

INCORPORATION BY REFERENCE, SUPERSEDER AND DEFINITIONS

1.1 Incorporation by Reference. The foregoing recitals and the Exhibits and Schedules attached hereto and referred to herein, are hereby acknowledged to be true and accurate, and are incorporated herein by this reference.

1.2 Superseder. This Agreement, to the extent that it is inconsistent with any other instrument or understanding among the parties governing the affairs of the Company, shall supersede such instrument or understanding to the fullest extent permitted by law. A copy of this Agreement shall be filed at the Company’s principal office.

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN

COMPUTER SOFTWARE INNOVATIONS, INC. AND BARRON PARTNERS LP

1.3 Certain Definitions. For purposes of this Agreement, the following capitalized terms shall have the following meanings (all capitalized terms used in this Agreement that are not defined in this Article 1 shall have the meanings set forth elsewhere in this Agreement):

1.3.1 “1933 Act” means the Securities Act of 1933, as amended.

1.3.2 “1934 Act” means the Securities Exchange Act of 1934, as amended.

1.3.3 “Affiliate” means a Person or Persons directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Person(s) in question. The term “control,” as used in the immediately preceding sentence, means, with respect to a Person that is a corporation, the right to the exercise, directly or indirectly, of more than 50 percent of the voting rights attributable to the shares of such controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such controlled Person.

1.3.4 “Charter” means the Certificate of Incorporation of the Company, as the same may be amended from time to time.

1.3.5 “Closing” shall mean the Closing of the transactions contemplated by this Agreement on the Closing Date following the consummation of the Merger.

1.3.6 “Closing Date” means the date on which the payment of the Purchase Price (as defined herein) by the Investor to the Company is completed pursuant to this Agreement to purchase the Preferred Stock and Warrants, which shall occur on or before February 28, 2005.

1.3.7 “Common Stock” means shares of common stock of the Company, with a par value of $0.001 per share.

1.3.8 “CSI” means Computer Software Innovations, Inc., a South Carolina corporation.

1.3.9 “Delaware Act” means the Delaware General Corporation Law, as amended.

1.3.10 “Dividends” shall mean (i) the cash dividend in the amount of Nine Hundred Sixty Thousand and no/100 Dollars ($960,000) to be paid by CSI to the Original Shareholders at or prior to Closing; and (ii) the dividend declared and payable in the aggregate amount of Two Million Five Hundred Thousand and no/100 Dollars ($2,500,000.00) by CSI to the Original Shareholders under the terms of subordinated promissory notes to be issued by CSI at or prior to Closing (the “Dividend Notes”).

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN

COMPUTER SOFTWARE INNOVATIONS, INC. AND BARRON PARTNERS LP

1.3.11 “Effective Date” shall mean the date the Registration Statement of the Company covering the Shares is declared effective by the SEC.

1.3.12 “Escrow Agent” shall mean Leatherwood Walker Todd & Mann, P.C., in its capacity as Escrow Agent under the Escrow Agreement.

1.3.13 “Escrow Agreement” shall mean the Escrow Agreement among the Company, CSI, the Investor and Leatherwood Walker Todd & Mann, P.C., as Escrow Agent, attached hereto as Exhibit E.

1.3.14 “Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise of or conversion of any securities issued hereunder, and (c) securities issued pursuant to acquisitions or strategic transactions, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

1.3.15 “Investor Funds” shall mean an amount equal to the Purchase Price and the $1,875,200.00 Investor Subordinated Loan.

1.3.16 “Investors Subordinated Promissory Note” shall mean the Subordinated Promissory Note in the form attached hereto as Exhibit C evidencing the Investor Subordinated Loan, pursuant to Section 2.3 hereof.

1.3.17 “Law or Laws” shall mean any federal, state, foreign or local law, statute, ordinance, rule, regulation, order, judgment or decree.

1.3.18 “Maximum Ventures” shall mean Maximum Ventures, Inc., a New York corporation, and party to the Stock Purchase Agreement.

1.3.19 “Material Adverse Effect” shall mean any adverse effect on the business, operations, properties or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its material obligations under this Agreement or the Registration Rights Agreement or to perform its obligations under any other material agreement.

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN

COMPUTER SOFTWARE INNOVATIONS, INC. AND BARRON PARTNERS LP

1.3.20 “Merger” shall mean the merger of CSI into the Company pursuant to the Merger Agreement.

1.3.21 “Merger Agreement” shall mean the Agreement and Plan of Merger between the Company and CSI attached hereto as Exhibit F pursuant to which CSI will merge into the Company.

1.3.22 “Merger Notes” shall mean, collectively, those five (5) Promissory Notes payable to the Original Shareholders in the Merger in the aggregate amount of $3,624,800, pursuant to the terms of the Merger Agreement.

1.3.23 “Original Shareholders” means Nancy K. Hedrick, Joe G. Black, Beverly N. Hawkins, Thomas P. Clinton and William J. Buchanan, being all of the Shareholders of CSI.

1.3.24 “Original Shareholders Subordinated Promissory Note” shall mean the Subordinated Promissory Note in the form attached hereto as Exhibit C evidencing the Original Shareholder Subordinated Loan, pursuant to Section 2.3 hereof.

1.3.25 “Person” means an individual, partnership, firm, limited liability company, trust, joint venture, association, corporation, or any other legal entity.

1.3.26 “Purchase Price” means the $5,042,250.00 paid by the Investor to the Company for the Preferred Stock and the Warrants.

1.3.27 “Registration Rights Agreement” shall mean the registration rights agreement between the Investor and the Company attached hereto as Exhibit B.

1.3.28 “Registration Statement” shall mean the registration statement under the 1933 Act to be filed with the SEC for the registration of the Shares pursuant to the Registration Rights Agreement.

1.3.29 “SEC” means the Securities and Exchange Commission.

1.3.30 “SEC Documents” shall mean the Company’s latest Form 10-K or 10-KSB as of the time in question, all Forms 10-Q or 10-QSB and 8-K filed thereafter, and the Proxy Statement (if any) for its latest fiscal year as of the time in question until such time as the Company no longer has an obligation to maintain the effectiveness of a Registration Statement as set forth in the Registration Rights Agreement.

1.3.31 “Shares” shall mean, collectively, the shares of Common Stock issuable upon conversion of the Preferred Stock and those shares of Common Stock issuable upon exercise of the Warrants.

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN

COMPUTER SOFTWARE INNOVATIONS, INC. AND BARRON PARTNERS LP

1.3.32 “Stock Option Holders” shall mean Keone Trask, Steve Messer, Laurin Oswald, Cindy Welborn, Burt Lancaster, Scott Garrett and Lisa Alexander, all being employees or former employees of CSI.

1.3.33 “Stock Purchase Agreement” shall mean that certain Stock Purchase Agreement dated January 31, 2005 by and between Maximum Ventures and CSI, whereby CSI purchased approximately 77% of the issued and outstanding Common Stock of the Company.

1.3.34. “Stock Split” shall mean that 40 to 1 reverse stock split authorized by the Board of Directors and shareholders of the Company on January 31, 2005 to take effect February 10, 2005.

1.3.35 “Subsequent Financing” shall mean any offer and sale of shares of Preferred Stock or debt that is convertible into shares of Common Stock or otherwise senior or superior to the Preferred Stock.

1.3.36 “Transaction Documents” shall mean this Agreement, all Schedules and Exhibits attached hereto and all other documents and instruments to be executed and delivered by the parties in order to consummate the transactions contemplated hereby, including, but not limited to the documents and instruments listed in Sections 3.2 and 3.3 hereof.

1.3.37 “Warrants” shall mean the Common Stock Purchase Warrants in the form attached hereto Exhibit D.

ARTICLE II

SALE AND PURCHASE OF PREFERRED STOCK

AND WARRANTS

2.1 Sale of Preferred Stock and Issuance of Warrants.

(a) Upon the terms and subject to the conditions set forth herein, and in accordance with applicable law, the Company agrees to sell to the Investor, and the Investor agrees to purchase from the Company, at Closing Seven Million Two Hundred Seventeen Thousand Seven Hundred Thirty-six (7,217,736) shares of Preferred Stock and the Warrants for the Purchase Price. The Purchase Price shall be paid by the Investor to the Company on the Closing Date by a wire transfer of the Purchase Price into escrow to be held by the Escrow Agent pursuant to the terms of the Escrow Agreement. The Company shall cause the Preferred Stock and the Warrants to be issued to the Investor upon the release of the Purchase Price to the Company by the Escrow Agent pursuant to the terms of the Escrow Agreement. The Company shall register the Shares pursuant to the terms and conditions of a Registration Rights Agreement attached hereto as Exhibit B.

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN

COMPUTER SOFTWARE INNOVATIONS, INC. AND BARRON PARTNERS LP

(b) The Preferred Stock shall be convertible by the Investor into an aggregate total of Seven Million Two Hundred Seventeen Thousand Seven Hundred Thirty-six (7,217,736) shares of Common Stock (the “Conversion Shares”); provided, however, that the Investor shall not be entitled to convert the Preferred Stock into shares of Common Stock that would result in beneficial ownership by the Investor and its affiliates of more than 4.99% of the then outstanding number of shares of Common Stock on such date; provided, however, that the Investor may revoke the restriction described in this section upon sixty-one (61) days prior written notice from the Investor to the Company. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act and Regulation 13d-3 thereunder.

(c) Upon execution and delivery of this Agreement and the Company’s receipt of the Purchase Price from the Escrow Agent pursuant to the terms of the Escrow Agreement, the Company shall issue to the Investor two Warrants to purchase an aggregate of Seven Million Two Hundred Seventeen Thousand Seven Hundred Thirty-six (7,217,736) shares of Common Stock at exercise prices as stated in the Warrants, all pursuant to the terms and conditions of the Warrants in the forms attached hereto as Exhibit D; provided, however, that the Investor shall not be entitled to exercise the Warrants and receive shares of Common Stock that would result in beneficial ownership by the Investor and its affiliates of more than 4.99% of the then outstanding number of shares of Common Stock on such date; provided, however, that the Investor may revoke the restriction described in this section upon sixty-one (61) days prior written notice from the Investor to the Company. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act and Regulation 13d-3 thereunder.

2.2 Purchase Price. The Purchase Price shall be delivered by the Investor in the form of a wire transfer made payable to the Escrow Agent in United States Dollars from the Investor pursuant to the Escrow Agreement and shall be paid by the Escrow Agent to the Company pursuant to the Escrow Agreement at Closing.

2.3 Subordinated Loans. In order to facilitate the Merger, each of the Original Shareholders has agreed pursuant to the terms of the Merger Agreement to each make a loan to the Company in amounts that will aggregate $1,875,200.00 (collectively, the “Original Shareholders Subordinated Loan”). The Original Shareholders Subordinated Loan shall be funded by the deferral of cash consideration that would have otherwise been payable to such Original Shareholders in the Merger, and shall be effective as of the closing of the Merger. The Investor hereby agrees to make a loan in the same amount and on the same terms as the Original Shareholders Subordinated Loan (the “Investor Subordinated Loan”), which shall be funded by deposit with the Escrow Agent and shall be effective as of Closing. The “Original Shareholders Subordinated Loan” and the “Investor Subordinated Loan” are hereinafter collectively referred to the “Subordinated Loans.” Both Subordinated Loans shall be evidenced by Subordinated Promissory Notes in the forms attached hereto collectively as Exhibit C (the “Subordinated Promissory Note”), and shall be subordinated to claims of

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN

COMPUTER SOFTWARE INNOVATIONS, INC. AND BARRON PARTNERS LP

Senior Debt (as such term is defined in the Subordinated Promissory Note) of the Company pursuant to the terms of the Subordinated Promissory Note; provided, however, that the Investor Subordinated Promissory Note, the Original Shareholders Subordinated Promissory Note, the Merger Note, and the Dividend Notes shall rank pari passu each between and among each other. The Subordinated Loans shall be unsecured, bear interest at the prime rate of interest as published by Bank of America plus two percent (2%) per annum payable quarterly, and mature fifteen (15) months from the Closing Date. The Company shall cause the Investor Subordinated Promissory Note to be issued to the Investor upon the release of the amount of such loan to the Company by the Escrow Agent pursuant to the terms of the Escrow Agreement.

2.4 Reimbursement of Investor. At Closing, the Investor was to be reimbursed Eighty-one Thousand Seven Hundred Twenty-six and 50/100 Dollars ($81,726.50) relating to Investor’s prepayment of certain fees or expenses (the “Prepayments”). Investor and the Company have agreed that Investor shall not be reimbursed for the Prepayments but that the amount of the Prepayments shall be paid to the Company for reimbursement of legal expenses relating to the transactions described herein.

ARTICLE III

CLOSING DATE AND DELIVERIES AT CLOSING

3.1 Closing. The Closing of the transactions contemplated by this Agreement, unless expressly determined herein, shall be held at the offices of the Escrow Agent, at 1:00 P.M. local time, on the Closing Date or on such other date and at such other place as may be mutually agreed by the parties, including closing by facsimile with originals to follow.

3.2 Deliveries by the Company. In addition to and without limiting any other provision of this Agreement, the Company agrees to deliver, or cause to be delivered, to the Escrow Agent under the Escrow Agreement, at or prior to Closing, the following:

(a)	An executed Agreement with all Exhibits and Schedules attached hereto;

(b)	The two executed Warrants;

(c)	The executed Registration Rights Agreement;

(d)	Proof that options representing the rights of the Stock Option Holders to purchase shares of common stock of CSI have been canceled in part, thereby leaving the Stock Option Holders options, to be assumed by the Company, to purchase an aggregate of 268,343 shares of Common Stock following the closing of the Merger;

(e)	Proof that the Company has declared and paid the Dividends to the Original Shareholders in the form of cash and the Dividend Notes;

(f)	The executed Merger Agreement;

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN

COMPUTER SOFTWARE INNOVATIONS, INC. AND BARRON PARTNERS LP

(g)	Certifications in form and substance acceptable to the Company and the Investor from any and all brokers or agents involved in the transactions contemplated hereby as to the amount of commission or compensation payable to such broker or agent as a result of the consummation of the transactions contemplated hereby and from the Company or Investor, as appropriate, to the effect that reasonable reserves for any other commissions or compensation that may be claimed by any broker or agent have been set aside;

(h)	Evidence of approval of the Board of Directors and Shareholders of the Company of the Transaction Documents and the transactions contemplated hereby;

(i)	Evidence of approval of the Board of Directors of CSI of payment of the Dividends and the Board of Directors and Shareholders of CSI of the Transaction Documents to which it is a party and the transactions contemplated;

(j)	Certificate of the President and the Secretary of the Company that the Certificate of Designation has been adopted and filed;

(k)	Certificates of Existence or Authority to Transact Business of the Company issued by each of the Secretaries of State for South Carolina, Georgia and North Carolina;

(l)	An opinion from the Company’s counsel concerning the Transaction Documents and the transactions contemplated hereby in form and substance reasonably acceptable to Investor;

(m)	The Merger Notes;

(n)	Evidence of CSI’s ownership of the shares of Common Stock purchased from Maximum Ventures pursuant to the Stock Purchase Agreement;

(o)	Certificate of the President and the Secretary of the Company that the Amendment to the Certificate of Incorporation of the Company effecting the Stock Split and the change of name of the Company has been adopted and filed;

(p)	Certificate of the President and the Secretary of the Company that the Certificate of Merger effecting the Merger has been adopted and filed;

(q)	The Investors Subordinated Promissory Note;

(r)	Stock Certificate in the name of Investor evidencing the Preferred Stock;

(s)	The executed Escrow Agreement;

(t)	The Dividend Notes;

(u)	The Original Shareholders Subordinated Promissory Note; and

(v)	Such other documents or certificates as shall be reasonably requested by Investor or its counsel.

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN

COMPUTER SOFTWARE INNOVATIONS, INC. AND BARRON PARTNERS LP

3.3 Deliveries by Investor. In addition to and without limiting any other provision of this Agreement, the Investor agrees to deliver, or cause to be delivered, to the Escrow Agent under the Escrow Agreement, at or prior to closing, the following:

(a)	A deposit in the amount of the Investor Funds;

(b)	The executed Agreement with all Exhibits and Schedules attached hereto;

(c)	The executed Registration Rights Agreement;

(d)	Certifications in form and substance acceptable to the Company and the Investor from any and all brokers or agents involved in the transactions contemplated hereby as to the amount of commission or compensation payable to such broker or agent as a result of the consummation of the transactions contemplated hereby and from the Company or Investor as appropriate to the effect that reasonable reserves for any other commissions or compensation that may be claimed by any broker or agent have been set aside;

(e)	Evidence of authority of general partner of Investor to enter into the Transaction Documents and the transactions contemplated hereby;

(f)	Certificate of Existence of Investor issued by the Secretary of State of Delaware;

(g)	The executed Escrow Agreement; and

(h)	Such other documents or certificates as shall be reasonably requested by the Company or its counsel.

In the event any document provided to the other party in Sections 3.2 and 3.3 herein is provided by facsimile, the party shall forward an original document to the other party within seven (7) business days.

3.4 Further Assurances. The Company and the Investor shall, upon request, on or after the Closing Date, cooperate with each other (specifically, the Company shall cooperate with the Investor, and the Investor shall cooperate with the Company) by furnishing any additional information, executing and delivering any additional documents and/or other instruments and doing any and all such things as may be reasonably required by the parties or their counsel to consummate or otherwise implement the transactions contemplated by this Agreement.

3.5 Waiver. The Investor may waive any of the requirements of Section 3.2 of this Agreement, and the Company at its discretion may waive any of the provisions of Section 3.3 of this Agreement. The Investor may also waive any of the requirements of the Company under the Escrow Agreement.

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN

COMPUTER SOFTWARE INNOVATIONS, INC. AND BARRON PARTNERS LP

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE

COMPANY

The Company represents and warrants to the Investor as of the date hereof and as of Closing (which warranties and representations shall survive the Closing regardless of what examinations, inspections, audits and other investigations the Investor has heretofore made or may hereinafter make with respect to such warranties and representations) as follows:

4.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified to do business in any other jurisdiction by virtue of the nature of the businesses conducted by it or the ownership or leasing of its properties, except where the failure to be so qualified will not, when taken together with all other such failures, have a Material Adverse Effect on the business, operations, properties, assets, financial condition or results of operation of the Company.

4.2 Charter and By-Laws. The complete and correct copies of the Company’s Charter and By-Laws, as amended or restated as of the date hereof and as of Closing, are attached hereto as Schedules 4.2.1 and 4.2.2, respectively, and each is a complete and correct copy of such document as in or to be in effect on the date hereof and as of Closing.

4.3 Capitalization.

4.3.1 As of the date of this Agreement, following the effectuation of the 40 to 1 Stock Split, the authorized capital stock of the Company consists of 50,000,000 shares of Common Stock ($.001 par value) and 5,000,000 shares of preferred stock ($.001 par value), of which approximately 453,529 shares of Common Stock are issued and outstanding. As of Closing, following the issuance by the Company of the Preferred Stock to the Investor, the authorized capital stock of the Company will consist of 40,000,000 shares of Common Stock ($.001 par value) and 15,000,000 shares of preferred stock ($.001 par value), of which approximately 2,631,752 shares of Common Stock (consisting of approximately 2,526,904 shares to be issued to the Original Shareholders in the Merger and approximately 104,848 existing publicly held shares) and 7,217,736 shares of preferred stock shall be issued and outstanding. As of Closing, the Stock Option Holders will hold options to purchase an aggregate of 268,343 shares of Common Stock. All outstanding shares of capital stock have been duly authorized and are validly issued, and are fully paid and nonassessable and free of preemptive rights. All shares of capital stock described above to be issued have been duly authorized and when issued, will be validly issued, fully paid and nonassessable and free of preemptive rights.

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN

COMPUTER SOFTWARE INNOVATIONS, INC. AND BARRON PARTNERS LP

4.3.2 Except pursuant to this Agreement and as set forth in Schedule 4.3 hereto, and as set forth in the Company’s SEC Documents, filed with the SEC, as of the date hereof and as of Closing, there are not now outstanding options, warrants, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any class of capital stock of the Company, or agreements, understandings or arrangements to which the Company is a party, or by which the Company is or may be bound, to issue additional shares of its capital stock or options, warrants, scrip or rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of any class of its capital stock. The Company has no convertible debt. No shares of Common Stock of the Company are subject to any reset features which could result in additional shares being issued.

4.3.3 The Company at Closing (i) will have full right, power, and authority to sell, assign, transfer, and deliver to the Investor, the Preferred Stock, the Warrants and the Investor Subordinated Promissory Note hereunder, free and clear of all liens, charges, claims, options, pledges, restrictions, and encumbrances whatsoever, except for the transfer restrictions described in Sections 7.2 and 7.3 hereof; and (ii) upon conversion of the Preferred Stock or exercise of the Warrants, the Investor will acquire good and marketable title to shares of Common Stock free and clear of all liens, charges, claims, options, pledges, restrictions, and encumbrances whatsoever, except for the transfer restrictions described in Sections 7.2 and 7.3.

4.4 Authority. The Company has all requisite corporate power and authority to execute and deliver this Agreement, the Preferred Stock, the Warrants, the Investor Subordinated Promissory Note, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, including the Merger and other transactions described in the Merger Agreement The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby except as disclosed in this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

4.5 No Conflict; Required Filings and Consents. The execution and delivery of this Agreement by the Company does not, and the performance by the Company of its obligations hereunder will not: (i) conflict with or violate the Charter or By-Laws of the Company; (ii) to the knowledge of the Company, conflict with, breach or violate any Laws in effect as of the date of this Agreement or Closing and applicable to the Company; or (iii) except as set forth in Schedule 4.5 attached hereto, result in any breach of, constitute a default (or an event that with notice or lapse of time or both would become a default) under, give to any other entity any right of termination, amendment, acceleration or cancellation of, require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN

COMPUTER SOFTWARE INNOVATIONS, INC. AND BARRON PARTNERS LP

other instrument or obligation to which the Company is a party or by which the Company or any of its properties or assets is bound. Excluded from the foregoing are such violations, conflicts, breaches, defaults, terminations, accelerations, creations of liens, or encumbrances that would not, in the aggregate, have a Material Adverse Effect.

4.6 Report and Financial Statements. The Company’s Annual Report on Form 10-KSB, filed on July 26, 2004 with the SEC contains the audited financial statements of the Company as of December 31, 2003 and the Company has previously provided to the Investor the audited financial statements of CSI as of December 31, 2003 and for the six months ended June 30, 2004 and the unaudited financial statements of CSI for the eleven month period ending November 30, 2004 (collectively, the “Financial Statements”). Each of the balance sheets contained in or incorporated by reference into any such Financial Statements (including the related notes and schedules thereto) fairly presented the financial position of the Company or CSI, as the case may be, as of its date, and each of the statements of income and changes in stockholders’ equity and cash flows or equivalent statements in such Financial Statements (including any related notes and schedules thereto) fairly presents, changes in stockholders’ equity and changes in cash flows, as the case may be, of the Company or CSI, as applicable, for the periods to which they relate, in each case in accordance with United States generally accepted accounting principles (“U.S. GAAP”) consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements. Except as noted therein, the books and records of the Company have been, and are being, maintained in all material respects in accordance with U.S. GAAP without variances and any other applicable legal and accounting requirements and reflect only actual transactions.

4.7 Compliance with Applicable Laws. The Company is not in violation of, or to the knowledge of the Company, under investigation with respect to and has not been given notice or been charged with the violation of any Laws, except for violations which individually or in the aggregate do not have a Material Adverse Effect.

4.8 Brokers. Except as set forth on Schedule 4.8, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or Commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

4.9 SEC Documents. The Company is a publicly held company and has made available to the Investor after demand true and complete copies of any requested SEC Documents. The Company reports to the SEC pursuant to Section 15(d) of the 1934 Act, and to the Company’s knowledge, the Common Stock is quoted and traded on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. The Company has received no notice, either oral or written, with respect to any planned or threatened discontinuation of the quotation or trading of the Common Stock on the OTC Bulletin Board. The Company has not provided to the Investor any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. As of

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COMPUTER SOFTWARE INNOVATIONS, INC. AND BARRON PARTNERS LP

their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act, and rules and regulations of the SEC promulgated thereunder and the SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.10 Litigation. No litigation, claim, or other proceeding before any court or governmental agency is pending or, to the knowledge of the Company, threatened against the Company or CSI, the prosecution or outcome of which may have a Material Adverse Effect.

4.11 Exemption from Registration. Subject to the accuracy of the Investor’s representations in Article V, except as required pursuant to the Registration Rights Agreement, the sale of the Preferred Stock and Warrants by the Company to the Investor will not require registration under the 1933 Act, but may require registration under New York state securities law if applicable to the Investor. When validly converted in accordance with the terms of the Preferred Stock, and upon exercise of the Warrants in accordance with their terms, the Shares will be duly and validly issued, fully paid, and non-assessable. The Company is issuing the Preferred Stock and the Warrants in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D as promulgated by the SEC under the 1933 Act, and/or Section 4(2) of the 1933 Act; provided, however, that certain filings and registrations may be required under state securities “blue sky” laws depending upon the residency of the Investor.

4.12 No General Solicitation or Advertising in Regard to this Transaction. Neither the Company nor any of its Affiliates nor, to the knowledge of the Company, any Person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D as promulgated by the SEC under the 1933 Act) or general advertising with respect to the sale of the Preferred Stock, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Preferred Stock, under the 1933 Act, except as required herein.

4.13 No Material Adverse Effect. Except as set forth in Schedule 4.13 attached hereto, since June 30, 2004, no event or circumstance resulting in a Material Adverse Effect has occurred or exists with respect to the Company or CSI. To the knowledge of the Company, no material supplier has given notice, oral or written, that it intends to cease or reduce the volume of its business with the Company or CSI from historical levels. Since June 30, 2004, no event or circumstance has occurred or exists with respect to the Company or CSI or its businesses, properties, prospects, operations or financial condition, that, by itself or in the aggregate would be determined to have a Material Adverse Effect upon the Company.

4.14 Material Non-Public Information. The Company has not disclosed to the Investors any material non-public information that according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed.

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN

COMPUTER SOFTWARE INNOVATIONS, INC. AND BARRON PARTNERS LP

4.15 Internal Controls And Procedures. Each of the Company and CSI maintains books and records and internal accounting controls which provide reasonable assurance that all transactions to which the Company, CSI or any subsidiary is a party or by which its properties are bound are recorded as necessary to permit preparation of the financial statements of the Company in accordance with U.S. generally accepted accounting principles.

4.16 Full Disclosure. No representation or warranty made by the Company in this Agreement and no certificate or document furnished or to be furnished to the Investor pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading, subject to any limitation, qualification or caveat expressly contained in such statement.

4.17 Independent Board. As of the date of this Agreement, the Board of Directors of the Company consists of three independent directors. At Closing, following the Merger, the Board of Directors of the Company shall consist of five directors, three of whom shall be independent. As of the date of this Agreement, the Audit and Compensation Committees of the Board of Directors of the Company are comprised, and at the Closing will be comprised, of independent directors.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor represents and warrants to the Company as of the date hereof and as of Closing that:

5.1 Organization and Standing of the Investor. The Investor is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware. The state in which any offer to purchase shares hereunder was made or accepted by such Investor is the state shown as such Investor’s address. The Investor was not formed for the purpose of investing solely in the Preferred Stock, the Warrants or the shares of Common Stock which are the subject of this Agreement.

5.2 Authorization and Power. The Investor has the requisite power and authority to enter into and perform this Agreement and to purchase the securities being sold to it hereunder. The execution, delivery and performance of this Agreement by the Investor and the consummation by the Investor of the transactions contemplated hereby have been duly authorized by all necessary partnership action where appropriate. This Agreement and the Registration Rights Agreement have been duly executed and delivered by the Investor and at the Closing shall constitute valid and binding obligations of the Investor enforceable against the Investor in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN

COMPUTER SOFTWARE INNOVATIONS, INC. AND BARRON PARTNERS LP

5.3 No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Investor of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of such Investor’s organizational documents or bylaws where appropriate or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which the Investor is a party, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Investor or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a Material Adverse Effect on such Investor). The Investor is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of such Investor’s obligations under this Agreement or to purchase the securities from the Company in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, the Investor is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

5.4 Financial Risks. The Investor acknowledges that such Investor is able to bear the financial risks associated with an investment in the securities being purchased by the Investor from the Company and that it has been given full access to such records of the Company and the subsidiaries and to the officers of the Company and the subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation. The Investor is capable of evaluating the risks and merits of an investment in the securities being purchased by the Investor from the Company by virtue of its experience as an investor and its knowledge, experience, and sophistication in financial and business matters and the Investor is capable of bearing the entire loss of its investment in the securities being purchased by the Investor from the Company.

5.5 Accredited Investor. The Investor is (i) an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the 1933 Act by reason of Rule 501(a)(3) and (6), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers or its general partner or officers thereof and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the securities being purchased by the Investor from the Company.

5.6 Brokers. Except as set forth in Schedule 4.8, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or Commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Investor.

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COMPUTER SOFTWARE INNOVATIONS, INC. AND BARRON PARTNERS LP

5.7 Knowledge of Company. The Investor and such Investor’s advisors, if any, have been, upon request, furnished with all materials relating to the business, finances and operations of the Company and CSI and materials relating to the offer and sale of the securities being purchased by the Investor from the Company. The Investor and such Investor’s advisors, if any, have been afforded the opportunity to ask questions of the Company and CSI and have received complete and satisfactory answers to any such inquiries.

5.8 Risk Factors. The Investor understands that such Investor’s investment in the securities being purchased by the Investor from the Company involves a high degree of risk. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the securities being purchased by the Investor from the Company. The Investor warrants that such Investor is able to bear the complete loss of such Investor’s investment in the securities being purchased by the Investor from the Company.

5.9 Investment Intent. The Investor is acquiring the Preferred Stock and Warrants for the Investor’s own account as an investment and without an intent to sell, transfer or distribute the Preferred Stock and Warrants.

5.10 Full Disclosure. No representation or warranty made by the Investor in this Agreement and no certificate or document furnished or to be furnished to the Company pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading subject to any limitation, qualification or caveat expressly contained in such statement. Except as set forth or referred to in this Agreement, Investor does not have any agreement or understanding with any person relating to acquiring, holding, voting or disposing of any equity securities of the Company.

5.11 Payment of Certain Commissions and Fees. Upon Closing, from the Investor Funds, the Escrow Agent shall pay to Liberty Company, LLC (“Liberty”) as its commission for assistance to the Investor with the purchase of the Preferred Stock, Two Hundred Seventy-five Thousand and No/100 Dollars ($275,000.00). Following Closing, upon the closing by the Company and Royal Bank of Canada of a credit facility and a funding by such bank thereunder, the Company shall pay, pursuant to prior agreement with the Investor, a fee equal to three percent (3%) of the total amount of such credit facility, less Twenty-one Thousand Two Hundred and No/100 Dollars ($21,200.00) representing funds previously advanced to Liberty.

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN

COMPUTER SOFTWARE INNOVATIONS, INC. AND BARRON PARTNERS LP

ARTICLE VI

COVENANTS OF THE COMPANY

6.1 Registration Rights. The Company shall cause the Registration Rights Agreement to remain in full force and effect according to the provisions of the Registration Rights Agreement and the Company shall comply in all material respects with the terms thereof.

6.2 Reservation Of Common Stock. At the Closing, the Company shall have reserved and the Company shall continue to reserve and keep available at all times shares of Common Stock for the purpose of enabling the Company to issue the shares of Common Stock underlying the Preferred Stock and Warrants.

6.3 Compliance with Laws. The Company hereby agrees to comply in all respects with the Company’s reporting, filing and other obligations under the Laws.

6.4 Exchange Act Registration. The Company will (a) will continue its obligation to report to the SEC under Section 15(d) of the 1934 Act or (b) shall register under Section 12(b) or (g) under the 1934 Act and thereafter shall continue to be registered thereunder, and in either case will use its best efforts to comply in all respects with its reporting and filing obligations under the 1934 Act, and will not take any action or file any document (whether or not permitted by the 1934 Act or the rules thereunder) to terminate or suspend any such registration or to terminate or suspend such reporting and filing obligations under the 1934 Act until the Investor has disposed of all of [its] securities purchased hereunder from the Company.

6.5 Corporate Existence; Conflicting Agreements. The Company will take all steps necessary to preserve and continue the corporate existence of the Company. The Company shall not enter into any agreement, the terms of which agreement would restrict or impair the right or ability of the Company to perform any of its obligations under this Agreement or any of the other agreements attached as exhibits hereto.

6.6 Preferred Stock. From and after the Closing Date and continuing for a period of three (3) years thereafter, the Company will not issue any shares of preferred stock of the Company which are convertible into shares of Common Stock of the Company other than on a conversion ratio which is fixed, except in the case of normal adjustments which may include anti-dilution provisions, among other things, but which shall not include in any case the conversion ratio of such shares of preferred stock based on the market price of the Common Stock after the date of closing of the issuance of such shares of preferred stock.

6.7 Convertible Debt. For a period of three years from the Closing, the Company will not issue any convertible debt.

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN

COMPUTER SOFTWARE INNOVATIONS, INC. AND BARRON PARTNERS LP

6.8 Reset Equity Deals. For a period of three years from the Closing, the Company will not enter into any transactions that have any reset features that could result in additional shares being issued.

6.9 Chief Financial Officer. Within ninety (90) days following the Closing, the Company will have caused the employment of a Chief Financial Officer for the Company, who has experience with public companies. If no such Chief Financial Officer is employed by such time, the Company shall pay to the Investor, as liquidated damages and not as a penalty, an amount equal to twenty-four percent (24%) of the Purchase Price per annum, payable monthly, until such time as a Chief Financial Officer with such experience is appointed. The parties agree that the only damages payable for a violation of the terms of this Section 6.11 shall be such liquidated damages. Nothing shall preclude the Investor from pursuing other remedies or obtaining specific performance or other equitable relief with respect to other sections of this Agreement. The parties hereto agree that the liquidated damages provided for in this Section 6.11 constitute a reasonable estimate of the damages that may be incurred by the Investor by reason of the failure of the Company to employ a Chief Financial Officer in accordance with the provision hereof.

6.10 Use of Proceeds. The Company will use the proceeds from the sale of the Preferred Stock and the Warrants (excluding amounts paid by the Company for legal and administrative fees in connection with the sale of such securities) and the Investor Subordinated Loan for working capital and the repayment of the Dividend Notes and the Merger Note.

6.11 Right of First Refusal. Until such time as all of the Preferred Stock shall have been converted into Common Stock, the Investor and the Original Shareholders shall have the right to participate in any subsequent funding by the Company on a pro rata basis at eighty percent (80%) of the offering price.

6.12 Insider Selling. The earliest any “Insiders” can start selling their shares shall be two years from Closing. Insiders shall include all officers and directors of the Company. Andrew Barron Worden and the Investor shall not be considered “Insiders.”

6.13 Employment and Consulting Contracts. Employment and consulting contracts with officers and directors at time of Closing and for two years thereafter shall not contain: any bonuses not related directly to increases in earnings; any car allowances not approved by the unanimous vote of the board of directors; any anti-dilution or reverse split protection provisions for shares, options or warrants; any deferred compensation; any unreasonable compensation or benefit clauses; or any termination clauses of over eighteen (18) months of salary. This clause may be waived conditionally in specific instances by the Investor.

6.14 Notice of Intent to Sell or Merge Company. The Company will give Investor seventy (70) days notice before the event of a sale of all or substantially all of the assets of the Company or the merger or consolidation of the Company in a transaction in which the Company is not the surviving entity. The Investor shall have the right to waive such notice requirement.

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COMPUTER SOFTWARE INNOVATIONS, INC. AND BARRON PARTNERS LP

6.15 Sale or Merger of Company. In the event of a sale or merger of substantially all of the Company, other than pursuant to the Merger Agreement, then the 4.99% restriction in the Preferred Stock and in the Warrants will immediately be terminated and the Investors will have the right to convert the Preferred Stock and exercise the Warrants concurrent with the sale, subject to the conversion by the Investor of the Preferred Stock and the payment by the Investor to the Company of the aggregate exercise price of the Warrant.

6.16 Subsequent Equity Sales. From the date hereof until such time as the Investor no longer holds any of the securities purchased from the Company hereunder, the Company shall be prohibited from effecting or entering into an agreement to effect any Subsequent Financing involving a “Variable Rate Transaction” or an “MFN Transaction” (each as defined below). The term “Variable Rate Transaction” shall mean a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock. The term “MFN Transaction” shall mean a transaction in which the Company issues or sells any securities in a capital raising transaction or series of related transactions which grants to an investor the right to receive additional shares based upon future transactions of the Company on terms more favorable than those granted to such investor in such offering. The Investor shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages. Notwithstanding the foregoing, this Section 6.16 shall not apply in respect of an Exempt Issuance.

ARTICLE VII

COVENANTS OF THE INVESTOR

7.1 Compliance with Law. Subject to the Company’s compliance with Laws and this Agreement, the Investor’s trading activities with respect to shares of the Company’s Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and rules and regulations of any public market on which the Company’s Common Stock is listed.

7.2 Transfer Restrictions. The Investor acknowledges that (1) the Preferred Stock, Warrants and shares of Common Stock underlying the Preferred Stock and Warrants have not been registered under the provisions of the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Investor shall have delivered to the Company an

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN

COMPUTER SOFTWARE INNOVATIONS, INC. AND BARRON PARTNERS LP

opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Preferred Stock, Warrants and the shares of Common Stock underlying the Preferred Stock and Warrants to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; and (2) any sale of the Preferred Stock, Warrants and shares of Common Stock underlying the Preferred Stock and Warrants made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder.

7.3 Restrictive Legend. The Investor acknowledges and agrees that the Preferred Stock, the Warrants and the shares of Common Stock underlying the Preferred Stock and Warrants, and, until such time as the shares of Common Stock underlying the Preferred Stock and Warrants have been registered under the 1933 Act and sold in accordance with an effective registration statement, certificates and other instruments representing any of such shares, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such securities):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT.”

ARTICLE VIII

CONDITIONS PRECEDENT TO THE COMPANY’S OBLIGATIONS

The obligation of the Company to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to Closing Date, of the following conditions:

8.1 No Termination. This Agreement shall not have been terminated pursuant to Article X hereof.

8.2 Representations True and Correct. The representations and warranties of the Investor contained in this Agreement shall be true and correct in all material respects on and as of the Closing with the same force and effect as if made on as of the Closing.

8.3 Compliance with Covenants. The Investor shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied by it prior to or at the Closing.

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COMPUTER SOFTWARE INNOVATIONS, INC. AND BARRON PARTNERS LP

8.4 No Adverse Proceedings. As of Closing Date, no action or proceeding shall be pending by any public authority or individual or entity before any court or administrative body to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby or to recover any damages or obtain other relief as a result of the transactions proposed hereby.

ARTICLE IX

CONDITIONS PRECEDENT TO INVESTOR’S OBLIGATIONS

The obligation of the Investor to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to Closing unless specified otherwise, of the following conditions:

9.1 Closing of Merger. The Company shall close the Merger Agreement with CSI and all representations and warranties of the Company and CSI contained therein shall be true and correct in all material respects and all covenants and obligations of the Company and CSI contained therein shall have been satisfied.

9.2 No Termination. This Agreement shall not have been terminated pursuant to Article X hereof.

9.3 Representations True and Correct. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of Closing with the same force and effect as if made on as of Closing.

9.4 Compliance with Covenants . The Company shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied by it prior to or at Closing.

9.5 No Adverse Proceedings. As of Closing, no action or proceeding shall be pending by any public authority or individual or entity before any court or administrative body to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby or to recover any damages or obtain other relief as a result of the transactions proposed hereby.

9.6 Minimum Cash and Accounts Receivable. On the Closing Date, the aggregate amount of cash on hand and trade accounts receivable reflected on the books and records of CSI as of the Closing Date shall not be less than $2,500,000; provided, however, in determining the total amount of trade accounts receivable, only eighty-five percent (85%) of trade accounts receivable with an aging of less than ninety (90) days shall be included and no trade accounts receivable aged more than ninety (90) days shall be included.

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COMPUTER SOFTWARE INNOVATIONS, INC. AND BARRON PARTNERS LP

9.7 SEC Filings. The Company shall have filed with the SEC one or more Current Reports on Form 8-K reporting the acquisition by CSI of the Common Stock owned by Maximum Ventures, the change of control of the Company and the Stock Split. Within the period required thereunder, the Company shall file with the SEC an additional Form 8-K reporting the Company’s entering into the Merger Agreement and this Agreement and the consumation of the Merger. All information contained in such reports shall be true, correct and complete in all material respects.

ARTICLE X

TERMINATION, AMENDMENT AND WAIVER

10.1 Termination. This Agreement may be terminated at any time prior to the Closing:

10.1.1 by mutual written consent of the Investor and the Company;

10.1.2 by the Company upon a material breach of any representation, warranty, covenant or agreement on the part of the Investor set forth in this Agreement, or by the Investor upon a material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or by the non-breaching party if any representation or warranty of the Company or the Investor, respectively, shall have become untrue, in either case such that any of the conditions set forth in Article VIII or Article IX hereof would not be satisfied (a “Terminating Breach”), and such breach shall, if capable of cure, not have been cured within five (5) business days after receipt by the party in breach of a notice from the non-breaching party setting forth in detail the nature of such breach.

10.2 Effect of Termination. Except as otherwise provided herein, in the event of the termination of this Agreement pursuant to Section 10.1 hereof, there shall be no liability on the part of the Company or the Investor or any of their respective officers, directors, agents or other representatives and all rights and obligations of any party hereto shall cease; provided that in the event of a Terminating Breach, the breaching party shall be liable to the non-breaching party for all costs and expenses incurred by the non-breaching party not to exceed $100,000.00.

10.3 Amendment. This Agreement may be amended by the parties hereto any time prior to the Closing by an instrument in writing signed by the parties hereto.

10.4 Waiver. At any time prior to the Closing, the Company or the Investor, as appropriate, may: (a) extend the time for the performance of any of the obligations or other acts of the other party or; (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto which have been made to it or them; or (c) waive compliance with any of the agreements or conditions contained herein for its or their benefit. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound hereby.

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN

COMPUTER SOFTWARE INNOVATIONS, INC. AND BARRON PARTNERS LP

ARTICLE XI

GENERAL PROVISIONS

11.1 Transaction Costs. Except as otherwise provided herein, each of the parties shall pay all its costs and expenses (including attorney fees and other legal costs and expenses and accountants’ fees and other accounting costs and expenses) incurred by that party in connection with this Agreement; provided that if the parties close this Agreement, the Company shall reimburse the Investor’s legal fees and costs, not to exceed $70,000.00.

11.2 Indemnification. The Investor agrees to indemnify, defend and hold the Company (following the Closing Date) and its officers and directors harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorney’s fees, that it shall incur or suffer, which arise out of or result from any breach of this Agreement by such Investor or failure by such Investor to perform with respect to any of its representations, warranties or covenants contained in this Agreement or in any exhibit or other instrument furnished or to be furnished under this Agreement. The Company agrees to indemnify, defend and hold the Investor harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorney’s fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of this Agreement or failure by the Company to perform with respect to any of its representations, warranties or covenants contained in this Agreement or in any exhibit or other instrument furnished or to be furnished under this Agreement. In no event shall the Company or the Investor be entitled to recover consequential or punitive damages resulting from a breach or violation of this Agreement nor shall any party have any liability hereunder in the event of gross negligence or willful misconduct of the indemnified party. In the event of a breach of this Agreement by the Company, the Investor shall be entitled to pursue a remedy of specific performance upon tender into court of an amount equal to the Purchase Price hereunder. The indemnification by the Investor shall be limited to $500,000.00.

11.3 Headings. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

11.4 Entire Agreement. This Agreement (together with the Schedule, Exhibits, Warrants and documents referred to herein) constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

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COMPUTER SOFTWARE INNOVATIONS, INC. AND BARRON PARTNERS LP

11.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given (i) on the date they are delivered if delivered in person; (ii) on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation; (iii) on the date delivered by an overnight courier service; or (iv) on the third business day after it is mailed by registered or certified mail, return receipt requested with postage and other fees prepaid as follows:

If to the Company:

Computer Software Innovations, Inc.

1661 East Main Street, Suite A

Easley, South Carolina 29642

Attention: Nancy K. Hedrick

With a copy to:

Leatherwood Walker Todd & Mann, P.C.

300 E. McBee Avenue, Suite 500

Greenville, South Carolina 29601

Facsimile No.: 864-240-2479

Attn: Richard L. Few, Jr., Esq.

If to the Investor:

Barron Partners LP

730 Fifth Avenue, 9th Floor

New York, New York 10019

Attn: Andrew Barron Worden

With a copy to:

DLA Piper Rudnick Gray Cary US LLP

203 N. LaSalle Street

Suite 1900

Chicago, Illinois 60601

Attn: John H. Heuberger, Esq.

11.6 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any such term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in

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COMPUTER SOFTWARE INNOVATIONS, INC. AND BARRON PARTNERS LP

good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

11.7 Binding Effect. All the terms and provisions of this Agreement whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and assignees.

11.8 Preparation of Agreement. This Agreement shall not be construed more strongly against any party regardless of who is responsible for its preparation. The parties acknowledge each contributed and is equally responsible for its preparation.

11.9 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to applicable principles of conflicts of law.

11.10 Jurisdiction. This Agreement shall be exclusively governed by and construed in accordance with the laws of the State of New York. If any action is brought among the parties with respect to this Agreement or otherwise, by way of a claim or counterclaim, the parties agree that in any such action, and on all issues, the parties irrevocably waive their right to a trial by jury. Exclusive jurisdiction and venue for any such action shall be the Federal Courts serving the State of New York. In the event suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

11.11 Further Assurances, Cooperation. Each party shall, upon reasonable request by the other party, execute and deliver any additional documents necessary or desirable to complete the transactions herein pursuant to and in the manner contemplated by this Agreement. The parties hereto agree to cooperate and use their respective best efforts to consummate the transactions contemplated by this Agreement.

11.12 Survival The representations, warranties, covenants and agreements made herein shall survive the Closing of the transaction contemplated hereby.

11.13 Third Parties Except as disclosed in this Agreement, nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and their respective administrators, executors, legal representatives, heirs, successors and assignees. Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN

COMPUTER SOFTWARE INNOVATIONS, INC. AND BARRON PARTNERS LP

11.14 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

11.15 Time of Execution. This Agreement has been executed as of the date first written above after 5:00 p.m. Eastern Standard Time.

11.16 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

[SIGNATURES ON FOLLOWING PAGE]

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN

COMPUTER SOFTWARE INNOVATIONS, INC. AND BARRON PARTNERS LP

[INTENTIONALLY OMITTED]

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN

COMPUTER SOFTWARE INNOVATIONS, INC. AND BARRON PARTNERS LP

IN WITNESS WHEREOF, the Investor and the Company have as of the date first written above executed this Agreement.

THE COMPANY:

COMPUTER SOFTWARE INNOVATIONS, INC.
A Delaware corporation formerly known as VerticalBuyer, Inc.

By:	/s/ Nancy K. Hedrick
Nancy K. Hedrick
Title:	President and Chief Executive Officer

INVESTOR:

BARRON PARTNERS LP
By:	Barron Capital Advisors LLC, its General Partner

By:	/s/ Andrew Barron Worden
Andrew Barron Worden, Managing Member
730 Fifth Avenue, 9th Floor
New York NY 10019